_________________________________________________________________


                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


               Date of Report (Date of earliest Event
                      Reported):  August 22, 1997


     CWABS, INC., (as depositor under the Pooling and Servicing Agreement, to be dated as of August 22, 1997, providing for the issuance of the CWABS, Inc., Countrywide Home Equity Loan Trust 1997-C Revolving Home
     Equity Loan Asset Backed Certificates, Series 1997-C).


                           CWABS, INC.
     ______________________________________________________
     (Exact name of registrant as specified in its charter)


          Delaware              333-11095          95-4596514
____________________________   ___________     __________________
(State or Other Jurisdiction   (Commission     (I.R.S. Employer
     of Incorporation)         File Number)   Identification No.)


       4500 Park Granada
       Calabasas, California                         91302
     _________________________                    __________
       (Address of Principal                      (Zip Code)
        Executive Offices)

Registrant's telephone number, including area code (818) 225-3240
                                                   _____ ________

_________________________________________________________________


Item 5.        Other Events.
____           ____________


Filing of Certain Materials
___________________________

               Pursuant to Rule 424(b)(5) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the "Form 8-K"), CWABS, Inc. (the "Company") is filing a prospectus and prospectus supplement with the Securities and Exchange Commission (the "Commission") relating to its Revolving Home Equity Loan Asset Backed Certificates, Series 1997-C.

               The audited financial statements of Capital Markets Assurance Corporation ("CapMac") that are included in this Form 8-K and the prospectus supplement (the "Audited CapMac Financials") have been audited by KPMG Peat Marwick LLP ("KPMG"). The consent of KPMG is attached hereto as Exhibit
23.1.  The audited financial statements of CapMAC are attached hereto as
Exhibit 99.1. The unaudited financial statements of CapMAC for the period ended June 30, 1997 (the "Unaudited CapMAC Financials") that are included in this Form 8-K and the prospectus supplement are attached hereto as Exhibit 99.2.

               In connection with the offering of the Revolving Home Equity Loan Asset Backed Certificates, Series 1997-C, each of Lehman Brothers Inc. ("Lehman Brothers") and Countrywide Securities Corporation ("Countrywide Securities" and together with Lehman Brothers, the "Underwriters"), as underwriters of the Certificates, have prepared certain materials (the "Computational Materials") for distribution to its potential investors. Although the Company provided the Underwriters with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

               For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposes structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials of the Underwriters are filed as Exhibit 99.3.

___________________
* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus dated February 21, 1997 and the prospectus supplement dated August 21, 1997, of CWABS, Inc., relating to its Revolving Home Equity Loan Asset Backed Certificates, Series 1997-C.


Item 7.  Financial Statements, Pro Forma Financial
____     _________________________________________

         Information and Exhibits.
         ________________________

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:

     23.1      Consent of KPMG Peat Marwick LLP

     99.1      Audited CapMAC Financials.

     99.2      Unaudited CapMAC Financials

     99.3      Computational Materials.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CWMBS, INC.


                              By: /s/ David Walker
                                  ___________________________
                                  David Walker
                                  Vice President



Dated:  August 22, 1997




                                Exhibit Index
                                _____________


Exhibit                                                                  Page
_______                                                                  ____

23.1      Consent of KPMG Peat Marwick LLP

99.1      Audited CapMAC Financials.

99.2      Unaudited CapMAC Financials

99.3      Computational Materials


                                                                 Exhibit 23.1
                                                                 ____________


             Consent of Independent Certified Public Accountants


The Board of Directors
Capital Markets Assurance Corporation:


We consent to the use of our report included in the Form 8-K of CWABS, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus Supplement for Countrywide Home Equity Loan Trust 1997-C, Revolving Home Equity Loan Asset Backed Certificates, Series 1997-C.

New York, New York
August 22, 1997

                                 /s/  KPMG Peat Marwick LLP






                                                             Exhibit 99.1
                                                             ------------
(KPMG LOGO)



                      CAPITAL MARKETS ASSURANCE CORPORATION
                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)




(KPMG LETTERHEAD)


                          Independent Auditors' Report

The Board of Directors
Capital Markets Assurance Corporation:

We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                        (KPMG PEAT MARWICK LLP SIGNATURE)


New York, New York
January 29, 1997



                      CAPITAL MARKETS ASSURANCE CORPORATION
                                 BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                          ASSETS
                                          ------

                                                                   December 31    December 31
                                                                          1996           1995
---------------------------------------------------------------------------------------------
INVESTMENTS:

Bonds at fair value (amortized cost $294,861 at December 31,
1996 and $210,651 at December 31, 1995)                             $297,893        215,706

Short-term investments (at amortized cost which approximates
fair value)                                                           16,810         68,646
---------------------------------------------------------------------------------------------
   Total investments                                                 314,703        284,352
---------------------------------------------------------------------------------------------
Cash                                                                     371            344

Accrued investment income                                              3,807          3,136

Deferred acquisition costs                                            45,380         35,162

Premiums receivable                                                    5,141          3,540

Prepaid reinsurance                                                   18,489         13,171

Other assets                                                           6,424          3,428
---------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                     $394,315        343,133
=============================================================================================

                        LIABILITIES AND STOCKHOLDER'S EQUITY
                        ------------------------------------

LIABILITIES:

Unearned premiums                                                   $ 68,262         45,767

Reserve for losses and loss adjustment expenses                       10,985          6,548

Ceded reinsurance                                                      1,738          2,469

Accounts payable and other accrued expenses                            8,019         10,844

Current income taxes                                                     679            136

Deferred income taxes                                                 15,139         11,303
---------------------------------------------------------------------------------------------
   Total liabilities                                                 104,822         77,067
---------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY:

Common stock - $1.00 par value per share; 15,000,000 share
are authorized, issued and outstanding at December 31, 1996
and 1995                                                              15,000         15,000

Additional paid-in capital                                           208,475        205,808

Unrealized appreciation on investments, net of tax                     1,970          3,286

Retained earnings                                                     64,048         41,972
---------------------------------------------------------------------------------------------
   Total stockholder's equity                                        289,493        266,066
---------------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                       $394,315        343,133
=============================================================================================


                 See accompanying notes to financial statements.






                      CAPITAL MARKETS ASSURANCE CORPORATION
                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)




                                         Year Ended        Year Ended        Year Ended
                                     December 31, 1996   December 31,1995  December 31, 1994
--------------------------------------------------------------------------------------------
REVENUES:

Direct premiums written                    $ 71,752           56,541            43,598

Assumed premiums written                      1,086              935             1,064

Ceded premiums written                      (15,104)         (15,992)          (11,069)
--------------------------------------------------------------------------------------------
  Net premiums written                       57,734           41,484            33,593

Increase in unearned premiums               (17,177)         (12,242)          (10,490)
--------------------------------------------------------------------------------------------
  Net premiums earned                        40,557           29,242            23,103

Net investment income                        16,992           11,953            10,072

Net realized capital gains                      236            1,301                92

Other income                                    146            2,273               120
--------------------------------------------------------------------------------------------
  Total revenues                             57,931           44,769            33,387
--------------------------------------------------------------------------------------------

EXPENSES:

Losses and loss adjustment expenses           4,815            3,141             1,429

Underwriting and operating expenses          14,613           13,808            11,833

Policy acquisition costs                      7,824            7,203             4,529
--------------------------------------------------------------------------------------------
  Total expenses                             27,252           24,152            17,791
--------------------------------------------------------------------------------------------
  Income before income taxes                 30,679           20,617            15,596
--------------------------------------------------------------------------------------------

INCOME TAXES:

Current income tax                            5,235            2,113               865

Deferred income tax                           3,368            3,102             2,843
--------------------------------------------------------------------------------------------
  Total income taxes                          8,603            5,215             3,708
--------------------------------------------------------------------------------------------

  NET INCOME                               $ 22,076           15,402            11,888
============================================================================================




                 See accompanying notes to financial statements.






                      CAPITAL MARKETS ASSURANCE CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                Year Ended             Year Ended            Year Ended
                                             December 31,1996       December 31, 1995     December 31, 1994
-----------------------------------------------------------------------------------------------------------

COMMON STOCK:

Balance at beginning of year                      $  15,000               15,000                15,000
-----------------------------------------------------------------------------------------------------------
  Balance at end of year                             15,000               15,000                15,000
-----------------------------------------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:

Balance at beginning of year                        205,808              146,808               146,808

Capital contribution                                  2,667               59,000                  --
-----------------------------------------------------------------------------------------------------------
  Balance at end of year                            208,475              205,808               146,808
-----------------------------------------------------------------------------------------------------------


UNREALIZED APPRECIATION (DEPRECIATION)
ON INVESTMENTS, NET OF TAX:

Balance at beginning of year                          3,286               (5,499)                3,600

Unrealized appreciation (depreciation)
on investments                                       (1,316)               8,785                (9,099)
-----------------------------------------------------------------------------------------------------------
  Balance at end of year                              1,970                3,286                (5,499)
-----------------------------------------------------------------------------------------------------------

RETAINED EARNINGS:

Balance at beginning of year                         41,972               26,570                14,682

Net income                                           22,076               15,402                11,888
-----------------------------------------------------------------------------------------------------------
  Balance at end of year                             64,048               41,972                26,570
-----------------------------------------------------------------------------------------------------------

  TOTAL STOCKHOLDER'S EQUITY                      $ 289,493              266,066               182,879
===========================================================================================================



                 See accompanying notes to financial statements.





                      CAPITAL MARKETS ASSURANCE CORPORATION
                            STATEMENTS OF CASH FLOWS
                              (DOLLAR IN THOUSANDS)

                                                        Year Ended           Year Ended            Year Ended
                                                     December 31, 1996    December 31, 1995     December 31, 1994
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                               $  22,076               15,402                11,888
-----------------------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED (USED) BY OPERATING ACTIVITIES:

  Reserve for losses and loss adjustment
  expenses                                                   4,437                1,357                 1,429

  Unearned premiums, net                                    22,496               19,862                15,843

  Deferred acquisition costs                               (10,218)             (10,302)               (9,611)

  Premiums receivable                                       (1,601)                (161)               (2,103)

  Accrued investment income                                   (671)                (390)                 (848)

  Income taxes payable                                       3,911                3,621                 2,611

  Net realized capital gains                                  (236)              (1,301)                  (92)

  Accounts payable and other accrued
  expenses                                                   1,020                  472                 3,726

  Prepaid reinsurance                                       (5,318)              (7,620)               (5,352)

  Other, net                                                (3,396)                 992                   689
-----------------------------------------------------------------------------------------------------------------
     Total adjustments                                      10,424                6,530                 6,292
-----------------------------------------------------------------------------------------------------------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES                 32,500               21,932                18,180
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchases of investments                                (199,989)            (158,830)              (77,980)

  Proceeds from sales of investments                        57,210               49,354                39,967

  Proceeds from maturities of investments                  110,306               28,803                19,665
-----------------------------------------------------------------------------------------------------------------
  NET CASH USED IN INVESTING ACTIVITIES                    (32,473)             (80,673)              (18,348)
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Capital contribution                                           -               59,000                     -
-----------------------------------------------------------------------------------------------------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                      -               59,000                     -
-----------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                 27                  259                  (168)

Cash balance at beginning of year                              344                   85                   253
-----------------------------------------------------------------------------------------------------------------
  CASH BALANCE AT END OF YEAR                            $     371                  344                    85
=================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

Income taxes paid                                        $   4,525                1,450                 1,063
=================================================================================================================




                 See accompanying notes to financial statements.






                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1)      BACKGROUND
        Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings
        Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

        CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2)      SIGNIFICANT ACCOUNTING POLICIES
        Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

        a)     BASIS OF PRESENTATION
               The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

        b)     INVESTMENTS
               As of December 31, 1996 and 1995, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value.
               Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.



                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

               Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

               Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

        c)     PREMIUM REVENUE RECOGNITION
               Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

        d)     DEFERRED ACQUISITION COSTS
               Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

        e)     RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES
               The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

               A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.



                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

               Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.


        f)     DEPRECIATION
               Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

        g)     INCOME TAXES
               Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.



                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

  3)    INSURED PORTFOLIO
        At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of 6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.


                                                         Net Principal Outstanding
                                              December 31, 1996            December 31, 1995
                                         -------------------------     -----------------------
Type of Obligations Insured ($ in millions)    Amount           %         Amount           %
----------------------------------------------------------------------------------------------
Consumer receivables                        $ 10,362         52.8         $ 6,959        55.1

Trade and other corporate
obligations                                    8,479         43.1           4,912        38.9

Municipal/government obligations                 814          4.1             757         6.0
----------------------------------------------------------------------------------------------
  TOTAL                                     $ 19,655        100.0         $12,628       100.0
==============================================================================================



        At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 billion and $20.3 billion, respectively, and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

        During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

        The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:


                                 Year Ended                 Year Ended                 Year Ended
                          December 31, 1996          December 31, 1995          December 31, 1994
                     ----------------------    -----------------------    -----------------------
                                       % of                       % of                      % of
                                   Revenues                   Revenues                   Revenues
                     ----------------------    -----------------------    -----------------------
Citicorp                               14.5                       15.2                       16.3





                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


4)      INVESTMENTS
        The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):


December 31, 1996
-----------------------------------------------------------------------------------

                                                       Gross       Gross Estimated
                                        Amortized Unrealized  Unrealized      Fair
Securities Available-for-sale                Cost      Gains      Losses     Value
-----------------------------------------------------------------------------------
U.S. Treasury obligations              $    4,059         10           -     4,069

Mortgage-backed securities of
U.S. government instrumentalities
and agencies                              109,436        265       1,160   108,541

Obligations of states, municipalities
and political subdivisions                177,811      4,602         555   181,858

Corporate and asset-backed
securities                                 20,365         23         153    20,235
-----------------------------------------------------------------------------------
   TOTAL                               $  311,671      4,900       1,868   314,703
===================================================================================


December 31, 1995
-----------------------------------------------------------------------------------

                                                       Gross       Gross   Estimated
                                           Amortized Unrealized  Unrealized   Fair
Securities Available-for-sale                Cost      Gains      Losses     Value
-----------------------------------------------------------------------------------
U.S. Treasury obligations              $    4,153         55           -     4,208

Mortgage-backed securities of
U.S. government instrumentalities
and agencies                              100,628        313          79   100,862

Obligations of states, municipalities
and political subdivisions                166,010      4,809          82   170,737

Corporate and asset-backed
securities                                  8,506         45           6     8,545
-----------------------------------------------------------------------------------
   TOTAL                               $  279,297      5,222         167   284,352
===================================================================================






                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


        The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):

December 31, 1996
------------------------------------------------------------------------------------
                                                        Amortized         Estimated
Securities Available-for-sale                              Cost           Fair Value
------------------------------------------------------------------------------------
Due in one year or less                                $   11,627            11,644
Due after one year through five years                      31,821            32,815
Due after five years through ten years                     76,450            78,200
Due after ten years                                        82,337            83,503
------------------------------------------------------------------------------------
     Sub-total                                            202,235           206,162
Mortgage-backed securities                                109,436           108,541
------------------------------------------------------------------------------------
        TOTAL                                          $  311,671           314,703
====================================================================================

        Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

        Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

        Investments include bonds having a fair value of approximately $3,884,000 and $3,985,000 which are on deposit at December 31, 1996 and 1995, respectively, with state regulators as required by law.

        Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:


                                Year Ended           Year Ended           Year Ended
$ in thousands               December 31, 1996    December 31, 1995    December 31, 1994
-----------------------------------------------------------------------------------------
Bonds                                $ 15,726                11,105                9,193

Short-term investments                  1,534                 1,245                  484

Mutual funds                                -                  (162)                 579

Investment expenses                      (268)                 (235)                (184)
-----------------------------------------------------------------------------------------
  TOTAL                              $ 16,992                11,953               10,072
=========================================================================================






                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

        The change in unrealized appreciation (depreciation) on available-for-sale securities is included as a separate component of stockholder's equity as shown below:

                                                  Year  Ended          Year Ended
$ in thousands                                 December 31, 1996    December 31, 1995
-------------------------------------------------------------------------------------
Balance at beginning of year                           $  3,286              (5,499)

Change in unrealized (depreciation) appreciation         (2,024)             13,386

Income tax effect                                           708              (4,601)
-------------------------------------------------------------------------------------

Net change                                               (1,316)              8,785
-------------------------------------------------------------------------------------
  BALANCE AT END OF YEAR                               $  1,970               3,286
=====================================================================================

        No single issuer, except for investments in U.S. Treasury and U.S.
        government agency securities, exceeds 2% of stockholder's equity as of December 31, 1996 and 1995, respectively.

5)      DEFERRED ACQUISITION COSTS

        The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:



                                   Year Ended          Year Ended        Year  Ended
$ in thousands                 December 31, 1996   December 31, 1995  December 31, 1994
---------------------------------------------------------------------------------------
Balance at beginning of year        $    35,162              24,860             15,249

Additions                                18,042              17,505             14,140

Amortization (policy
acquisition costs)                       (7,824)             (7,203)            (4,529)
---------------------------------------------------------------------------------------
  BALANCE AT END OF YEAR            $    45,380              35,162             24,860
=======================================================================================


6)      EMPLOYEE BENEFITS
        CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and
        1994, respectively.

        The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.




                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

        On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.

7)      EMPLOYEE STOCK OWNERSHIP PLAN
        Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31, 1996, 1995 and 1994, respectively.




                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

8)      RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES
        The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

        In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

        The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):


                                                             1996      1995       1994
---------------------------------------------------------------------------------------
CASE BASIS LOSS RESERVE:

Net balance at January 1                                 $    620         -          -
---------------------------------------------------------------------------------------

INCURRED RELATED TO:
  Current year                                                  -     2,473          -
  Prior years                                                   -         -          -
---------------------------------------------------------------------------------------
Total incurred                                                  -     2,473          -

PAID RELATED TO:
  Current year                                                  -     1,853          -
  Prior years                                                 309         -          -
---------------------------------------------------------------------------------------
Total paid                                                    309     1,853          -
---------------------------------------------------------------------------------------
Net balance at December 31                                    311       620          -
Reinsurance recoverable                                         -        69          -
---------------------------------------------------------------------------------------
GROSS BALANCE AT DECEMBER 31                                  311       689          -
---------------------------------------------------------------------------------------
SUPPLEMENTAL LOSS RESERVE
Balance at January 1                                        5,859     5,191      3,762
---------------------------------------------------------------------------------------
  Additions to supplemental loss reserve                    4,815     3,141      1,429
  Allocated to case basis reserve                               -    (2,473)         -
---------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31                                     10,674     5,859      5,191
---------------------------------------------------------------------------------------
TOTAL RESERVE FOR LOSSES AND LOSS ADJUSTMENT
EXPENSES                                                 $ 10,985     6,548      5,191
=======================================================================================





                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

9)      INCOME TAXES
        Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

        Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:



                                  Year Ended           Year Ended         Year  Ended
                              December 31, 1996    December 31, 1995   December 31, 1994
$ in thousands                   Amount       %       Amount       %      Amount       %
-----------------------------------------------------------------------------------------
Expected tax expense computed
at the statutory rate           $10,738    35.0       $7,216    35.0      $5,303    34.0
Increase (decrease) in tax
resulting from:

  Tax-exempt interest            (2,916)   (9.5)      (2,335)  (11.3)     (1,646)  (10.6)
  Other, net                        781     2.5          334     1.6          51     0.4
-----------------------------------------------------------------------------------------
      TOTAL INCOME TAX EXPENSE  $ 8,603    28.0       $5,215    25.3      $3,708    23.8
=========================================================================================


        The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:


$ in thousands                                 December 31, 1996  December 31, 1995
-----------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Deferred compensation                                  $     200             1,901
Losses and loss adjustment expenses                        1,527             1,002
Unearned premiums                                            866               852
Other, net                                                    96                98
-----------------------------------------------------------------------------------
  Total gross deferred tax assets                          2,689             3,853
-----------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
Deferred acquisition costs                                15,883            12,307

Unrealized capital gains on investments                    1,061             1,769
Other, net                                                   884             1,080
-----------------------------------------------------------------------------------
  Total gross deferred tax liabilities                    17,828            15,156
-----------------------------------------------------------------------------------


  NET DEFERRED TAX LIABILITY                           $  15,139            11,303
===================================================================================


        A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.





                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

10)     INSURANCE REGULATORY RESTRICTIONS
        CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

11)     COMMITMENTS AND CONTINGENCIES

        The Company's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31, 1996, future minimum payments under the lease agreements are as follows:



$ in thousands                                          Payment
---------------------------------------------------------------
1997                                                  $  2,647
1998                                                     2,715
1999                                                     3,077
2000                                                     3,152
2001 and thereafter                                     28,660
---------------------------------------------------------------
  TOTAL                                               $ 40,251
===============================================================


        Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000,
        $1,939,000 and $2,243,000, respectively.

        CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts.
        There have been no draws under the Liquidity Facility.

        CapMAC has agreed to make an investment of 50 million French Francs (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.





                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


12)     REINSURANCE
        In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

        The effect of reinsurance on premiums written and earned was as follows:



                                        Years Ended December 31
                             1996                  1995                1994
                     --------------------   ------------------ -------------------
$ in thousands           Written   Earned    Written    Earned    Written    Earned
-----------------------------------------------------------------------------------
Direct                 $  71,752   48,835     56,541    36,853    43,598    28,561
Assumed                    1,086    1,508        935       761     1,064       258
Ceded                    (15,104)  (9,786)   (15,992)   (8,372)  (11,069)   (5,716)
-----------------------------------------------------------------------------------
NET PREMIUMS           $  57,734   40,557     41,484    29,242    33,593    23,103
===================================================================================


        The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

        In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

        The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.




                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

        In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire
	Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop-loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re"). On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.

13)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
        The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.



                                                     December 31, 1996           December 31, 1995
                                                Carrying      Estimated      Carrying      Estimated
$ in thousands                                   Amount      Fair Value       Amount      Fair Value

------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS:
Available-for-sale securities                 $314,703        314,703       284,352        284,352

------------------------------------------------------------------------------------------------------
OFF-BALANCE-SHEET INSTRUMENTS:

Financial guarantees outstanding                $      -        219,989          -         147,840

  Less: ceding commission                              -         65,997          -          44,352
------------------------------------------------------------------------------------------------------
Net financial guarantees outstanding            $      -        153,992                     103,488
======================================================================================================




                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

        AVAILABLE-FOR-SALE SECURITIES
        The  fair  values  of fixed maturities are based  upon  quoted  market
	prices.   The  fair  value  of  short-term   investments  approximates
	amortized cost.

        FINANCIAL GUARANTEES OUTSTANDING
        The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and
	(2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated
	future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.

14)     CAPITALIZATION
        In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.



                                                              Exhibit 99.2
                                                              ------------



              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                   (UNAUDITED)



                 CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                               (DOLLARS IN THOUSANDS)

                                      ASSETS
                                      ------


                                                                                   June 30, 1997             December 31, 1996
                                                                                     (Unaudited)
INVESTMENTS:
Bonds at fair value (amortized cost $307,166 at June 30, 1997 and $294,861 at      $       307,821                297,893
December 31, 1996)

Short-term investments (at amortized cost which approximates fair value)                    17,053                 16,810
----------------------------------------------------------------------------------------------------------------------------

   Total investments                                                                       324,874                314,703
----------------------------------------------------------------------------------------------------------------------------

Cash                                                                                         4,506                    371
Accrued investment income                                                                    3,835                  3,807

Deferred acquisition costs                                                                  50,327                 45,380
Premiums receivable                                                                          5,826                  5,141

Prepaid reinsurance                                                                         20,787                 18,489

Other assets                                                                                10,464                  6,424
----------------------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                                         $  420,619                394,315
============================================================================================================================


                                                LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
Unearned premiums                                                                       $   71,800                 68,262

Reserve for losses and loss adjustment expenses                                             13,861                 10,985
Ceded reinsurance                                                                            2,766                  1,738

Accounts payable and other accrued expenses                                                 14,433                  8,019
Current income taxes                                                                           203                    679

Deferred income taxes                                                                       15,700                 15,139
----------------------------------------------------------------------------------------------------------------------------

   Total liabilities                                                                       118,763                104,822

============================================================================================================================

STOCKHOLDER'S EQUITY:
Common stock - $1.00 par value per share; 15,000,000 shares are authorized,                 15,000                 15,000
issued and outstanding at June 30, 1997 and December 31, 1996

Additional paid-in capital                                                                 208,475                208,475
Unrealized appreciation on investments, net of tax                                             425                  1,970

Retained earnings                                                                           77,956                 64,048

----------------------------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                                              301,856                289,493
----------------------------------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                           $  420,619                394,315

============================================================================================================================


See accompanying notes to consolidated financial statements.






			CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
				CONSOLIDATED STATEMENTS OF INCOME
					   (UNAUDITED)
				     (DOLLARS IN THOUSANDS)


                                                                         Three Months Ended                  Six Months Ended
                                                                              June 30                            June 30
                                                                        1997            1996               1997           1996

REVENUES:
Direct premiums written                                           $    18,726           18,622            35,180          32,777

Assumed premiums written                                                  655              150               916           1,024
Ceded premiums written                                                 (6,272 )         (5,103)          (10,621 )        (7,013)
----------------------------------------------------------------------------------------------------------------------------
Net premiums written                                                   13,109           13,669            25,475          26,788
Increase in unearned premiums                                            (877)          (3,681)           (1,240 )        (7,972)
----------------------------------------------------------------------------------------------------------------------------
Net premiums earned                                                    12,232            9,988            24,235          18,816
Net investment income                                                   4,684            4,112             9,386           7,989

Net realized capital gains                                                506               19             2,549             168
Other income                                                               45               25                88              79
----------------------------------------------------------------------------------------------------------------------------
Total revenues                                                         17,467           14,144            36,258          27,052
----------------------------------------------------------------------------------------------------------------------------

EXPENSES:
Losses and loss adjustment expenses                                     1,333            1,109             2,876           2,184

Underwriting and operating expenses                                     4,208            3,385             8,879           7,362
Policy acquisition costs                                                2,472            2,059             5,053           4,123

----------------------------------------------------------------------------------------------------------------------------
Total expenses                                                          8,013            6,553            16,808          13,669
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                              9,454            7,591            19,450          13,383
----------------------------------------------------------------------------------------------------------------------------

INCOME TAXES:
Current income tax                                                      2,277            1,316             4,150           1,981

Deferred income tax                                                       473            1,148             1,392           1,971
----------------------------------------------------------------------------------------------------------------------------
Total income taxes                                                      2,750            2,464             5,542           3,952
----------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                        $     6,704            5,127            13,908           9,431

================================================================================================================================




				CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
				   CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
						   (UNAUDITED)
					     (DOLLARS IN THOUSANDS)



                                                                                                     Six Months Ended
                                                                                                     June 30, 1997
COMMON STOCK:
Balance at beginning of period                                                                       $      15,000
-----------------------------------------------------------------------------------------------------------------------
     Balance at end of period                                                                               15,000
-----------------------------------------------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL:

Balance at beginning of period                                                                             208,475
-----------------------------------------------------------------------------------------------------------------------
     Balance at end of period                                                                              208,475
-----------------------------------------------------------------------------------------------------------------------

UNREALIZED APPRECIATION (DEPRECIATION)
ON INVESTMENTS, NET OF TAX:
Balance at beginning of period                                                                               1,970

Unrealized depreciation on investments                                                                      (1,545)
-----------------------------------------------------------------------------------------------------------------------
     Balance at end of period                                                                                  425
-----------------------------------------------------------------------------------------------------------------------


RETAINED EARNINGS:
Balance at beginning of period                                                                              64,048

Net income                                                                                                  13,908
-----------------------------------------------------------------------------------------------------------------------
     Balance at end of period                                                                               77,956
-----------------------------------------------------------------------------------------------------------------------

     TOTAL STOCKHOLDER'S EQUITY                                                                      $     301,856

=======================================================================================================================



                 CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (UNAUDITED)
                                 (DOLLARS IN THOUSANDS)


                                                                                    Six Months Ended            Six Months Ended
                                                                                     June 30, 1997               June 30, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                          $         13,908                     9,431
-------------------------------------------------------------------------------------------------------------------------------

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED (USED)
BY OPERATING ACTIVITIES:
     Reserve for losses and loss adjustment expenses                                           2,876                     1,821

     Unearned premiums, net                                                                    3,538                    10,977

     Deferred acquisition costs                                                               (4,947)                   (4,742)
     Premiums receivable                                                                        (685)                      308

     Accrued investment income                                                                   (28)                     (579)

     Income taxes payable                                                                        916                     2,113
     Net realized capital gains                                                               (2,549)                     (168)

     Accounts payable and other accrued expenses                                               6,414                     2,581

   Prepaid reinsurance                                                                        (2,298)                   (3,004)

     Other, net                                                                               (2,765)                     (183)
-------------------------------------------------------------------------------------------------------------------------------
          Total adjustments                                                                      472                     9,124
-------------------------------------------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                                 14,380                    18,555
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of investments                                                                    (112,743)                 (121,115)

Proceeds from sales of investments                                                            74,768                    19,875
Proceeds from maturities of investments                                                       27,730                    82,800
-------------------------------------------------------------------------------------------------------------------------------
     NET CASH USED IN INVESTING ACTIVITIES                                                   (10,245)                  (18,440)
-------------------------------------------------------------------------------------------------------------------------------
Net increase in cash                                                                           4,135                       115

Cash balance at beginning of period                                                              371                       344
-------------------------------------------------------------------------------------------------------------------------------
     CASH BALANCE AT END OF PERIOD                                                  $          4,506                       459

===============================================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Income taxes paid                                                                   $          4,550                     1,725

Tax and loss bonds purchased                                                        $             76                       112

===============================================================================================================================

See accompanying notes to consolidated financial statements.




               CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY NOTES TO UNAUDITED COLSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1997


     1.   BACKGROUND
          Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

          CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

          CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     2.   BASIS OF PRESENTATION
          CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

     3.   RECLASSIFICATIONS
          Certain prior period balances have been reclassified to conform to the current period presentation.



                                                               Exhibit 99.3
                                                               ____________



[Lehman Brothers Inc. Legend]

[This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments,interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).]


[Countrywide Securities Corporation Legend]

[This information has been prepared in connection with the issuance of securities representing interest in the above trust, and is based in part on information provided by Countrywide Home Loans, Inc. with respect to the expected characteristics of the pool of home equity loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the home equity loans will differ form the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return indicated herein will be achieved. For example, it is very unlikely that loans will prepay at a constant rate or follow a predictable pattern. This information may not be used or otherwise disseminated in connection with the offer or sale of these or any other securities, except in connection with the initial offer or sale of these securities to you to the extent set forth below. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional
information is available upon request.   These materials do not
constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. In the event of any such offering these materials, including any description of the home equity loans contained herein, shall be deemed superseded, amended and supplemented in their entirety by such Prospectus and Prospectus Supplement. COUNTRYWIDE SECURITIES CORPORATION IS ACTING AS AN UNDERWRITER OF SUCH SECURITIES. COUNTRYWIDE SECURITIES CORPORATIONS IS AN AFFILIATE OF CWABS, INC., AND COUNTRYWIDE HOME LOANS, INC.]



                             DERIVED INFORMATION
                             ___________________


                           Preliminary - Superseded
                           ________________________


                   $176,400,000 Certificates (Approximate)

                  COUNTRYWIDE HOME EQUITY LOAN TRUST 1997-C
             Revolving Home Equity Loan Asset-Backed Certificates

                           CWABS, Inc. (Depositor)
           Countrywide Home Loans, Inc. (Seller & Master Servicer)



SECURITIES OFFERED(1)


                                          ESTIMATED      EST.      EXPECTED    STATED      EXPECTED
                 EXPECTED                 WAL/MDUR     PRINCIPAL     FINAL      FINAL      RATINGS
   SECURITIES      SIZE      BENCHMARK     (YRS)      PMT. WINDOW  MATURITY   MATURITY  (MOODY'S/S&P)
                                                         (MOS)

To 10% Call   $176,400,000 1 Mo LIBOR   4.12 / 3.43   90 months   3/15/2005  9/15/2022    Aaa/AAA

To Maturity   $176,400,000 1 Mo. LIBOR  4.16 / 3.45  100 months   1/15/2006  9/15/2022    Aaa/AAA


(1) The base case pricing assumptions used are 32% CPR and 20% CDR.



SENSITIVITY ANALYSIS

          WEIGHTED AVERAGE LIFE (1) AND PRINCIPAL PAYMENT WINDOW (2)
            SENSITIVITY OF THE CERTIFICATES TO PAYMENTS AND DRAWS

                         (ASSUMES 10% CLEAN UP CALL)

                       CONDITIONAL PREPAYMENT RATE (% CPR)

                10%               20%              25%             32%              35%              40%             50%
Constant Draw        Window           Window           Window           Window           Window          Window          Window
Rate (% CDR) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months)WAL(yrs)(months)WAL(yrs)(months)

     0%       8.64   264      4.13    125      3.23     98      2.43     73      2.19     66     1.86     56     1.39    41
    10%       9.81   104      5.29    118      4.14    102      3.04     83      2.69     75     2.22     65     1.57    46
    16%       8.83    83      6.39    114      4.98    102      3.63     88      3.20     82     2.61     72     1.78    52
    20%       8.83    83      7.33     50      5.70    101      4.12     90      3.62     85     2.92     76     1.95    57
    24%       8.83    83      6.87     40      6.58    100      4.72     91      4.13     87     3.31     79     2.18    63
    30%       8.83    83      6.87     40      6.48     32      5.90     90      5.11     87     4.06     82     2.60    69


                          (ASSUMES NO CLEAN UP CALL)
                      CONDITIONAL PREPAYMENT RATE (% CPR)

                10%               20%              25%             32%              35%              40%             50%
Constant Draw        Window           Window           Window           Window           Window          Window          Window
Rate (% CDR) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months)WAL(yrs)(months)WAL(yrs)(months)

     0%       8.77   281      4.55    281      3.56    281      2.68    281      2.41    281     2.05    281     1.53   281
    10%       9.86   115      5.36    135      4.22    123      3.13    110      2.79    104     2.32     95     1.66    77
    16%       8.86    91      6.42    121      5.02    113      3.69    103      3.26    100     2.68     93     1.87    80
    20%       8.86    91      7.35     55      5.72    108      4.16    100      3.66     97     2.98     92     2.04    81
    24%       8.86    91      6.88     43      6.60    104      4.74     97      4.15     94     3.35     90     2.25    82
    30%       8.86    91      6.88     43      6.48     34      5.91     93      5.13     91     4.08     88     2.64    82

(1)  The weighted average life of each of the Certificates is determined by
     (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
     (ii) adding the results, and (iii) dividing the sum by the Original Certificate Principal Balance.
(2) The window of the Certificates is number of months during which principal is repaid.


COLLATERAL SUMMARY

TOTAL NUMBER OF LOANS                                                        6,663
AGGREGATE LOAN PRINCIPAL BALANCE                                   $149,678,057.53
AVERAGE LOAN PRINCIPAL BALANCE                                          $22,464.06
AVERAGE CREDIT LIMIT                                                    $34,115.24
AVERAGE CREDIT UTILIZATION RATE                                             67.71%
WEIGHTED AVERAGE COUPON (1)                                                  6.22%
WEIGHTED AVERAGE MARGIN                                                      2.23%
WEIGHTED AVERAGE REMAINING TERM (MOS)                                          281
WEIGHTED AVERAGE SEASONING (MOS)                                                 1
WEIGHTED AVERAGE LIFE CAP                                                   17.81%
WEIGHTED AVERAGE CLTV                                                       81.76%
WEIGHTED AVERAGE SECOND MTG. RATIO                                          23.59%
   (FOR LOANS IN SECOND LIEN POSITION ONLY)
LIEN POSITION (FIRST/SECOND)                                        4.50% / 95.50%

PROPERTY TYPE
     SINGLE FAMILY                                                          88.24%
     TWO TO FOUR FAMILY                                                      0.43%
     CONDO                                                                   2.36%
     PUD                                                                     8.97%
OCCUPANCY STATUS
         OWNER OCCUPIED                                                     97.78%
     SECOND HOME                                                             0.52%
     INVESTMENT                                                              1.71%

GEOGRAPHIC DISTRIBUTION:                            California - South:     20.12%
OTHER STATE ACCOUNT INDIVIDUALLY FOR LESS           California - North:     10.15%
THAN 4% OF THE INITIAL POOL BALANCE                        Washington:       6.12%
                                                             Michigan:       4.95%
                                                             Colorado:       4.57%
                                                              Florida:       4.45%
Days Delinquent (as of 7/31/97)                                Current:     99.91%
                                                              30+ days:      0.09%

(1) As of the Statistic Calculation Date, 93.95% of the loans were subject to an introductory rate of 5.99%.






[Lehman Brothers Inc. Legend]

[This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document"). Information contained herein does not purport to complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments,interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).]


[Countrywide Securities Corporation Legend]

[This information has been prepared in connection with the issuance of securities representing interest in the above trust, and is based in part on information provided by Countrywide Home Loans, Inc. with respect to the expected characteristics of the pool of home equity loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the home equity loans will differ form the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return indicated herein will be achieved. For example, it is very unlikely that loans will prepay at a constant rate or follow a predictable pattern. This information may not be used or otherwise disseminated in connection with the offer or sale of these or any other securities, except in connection with the initial offer or sale of these securities to you to the extent set forth below. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional
information is available upon request.   These materials do not
constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. In the event of any such offering these materials, including any description of the home equity loans contained herein, shall be deemed superseded, amended and supplemented in their entirety by such Prospectus and Prospectus Supplement. COUNTRYWIDE SECURITIES CORPORATION IS ACTING AS AN UNDERWRITER OF SUCH SECURITIES. COUNTRYWIDE SECURITIES CORPORATIONS IS AN AFFILIATE OF CWABS, INC., AND COUNTRYWIDE HOME LOANS, INC.]



                             DERIVED INFORMATION
                             ___________________

                                Final Version
                             ___________________


                   $176,400,000 Certificates (Approximate)

                  COUNTRYWIDE HOME EQUITY LOAN TRUST 1997-C
             Revolving Home Equity Loan Asset-Backed Certificates

                           CWABS, Inc. (Depositor)
           Countrywide Home Loans, Inc. (Seller & Master Servicer)



SECURITIES OFFERED(1)


                                           ESTIMATED      EST.      EXPECTED   STATED      EXPECTED
                  EXPECTED                  WAL/MDUR   PRINCIPAL     FINAL      FINAL      RATINGS
   SECURITIES       SIZE        BENCHMARK   (YRS)     PMT. WINDOW   MATURITY  MATURITY  (MOODY'S/S&P)
                                                         (MOS)

To 10% Call     $176,400,000 1 Mo LIBOR    4.12/3.43    90 months   3/15/2005  9/15/2022    Aaa/AAA

To Maturity     $176,400,000 1 Mo. LIBOR   4.16/3.45    100 months  1/15/2006  9/15/2022    Aaa/AAA

(1) The base case pricing assumptions used are 32% CPR and 20% CDR.






SENSITIVITY ANALYSIS**

          WEIGHTED AVERAGE LIFE (1) AND PRINCIPAL PAYMENT WINDOW (2)
            SENSITIVITY OF THE CERTIFICATES TO PAYMENTS AND DRAWS

                        (ASSUMES 10% CLEAN UP CALL)**

                     CONDITIONAL PREPAYMENT RATE (% CPR)

                  10%             20%             25%             32%              35%              40%              50%

Constant Draw        Window           Window           Window           Window           Window          Window          Window
Rate (% CDR) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months)WAL(yrs)(months)WAL(yrs)(months)

    0%        8.64    264     4.13     125      3.23     98     2.43      73     2.19     66     1.86    56      1.39     41
    10%       9.81    104     5.29     118      4.14    102     3.04      83     2.69     75     2.22    65      1.57     46
    16%       8.25     70     6.39     114      4.98    102     3.63      88     3.20     82     2.61    72      1.78     52
    20%       8.20     69     7.33      50      5.70    101     4.12      90     3.62     85     2.92    76      1.95     57
    24%       8.20     69     6.75      37      6.58    100     4.72      91     4.13     87     3.31    79      2.18     63
    30%       8.20     69     6.57      34      6.29     27     5.90      90     5.11     87     4.06    82      2.60     69



                         (ASSUMES NO CLEAN UP CALL)**
                      CONDITIONAL PREPAYMENT RATE (% CPR)

                10%               20%              25%             32%              35%              40%             50%
Constant Draw        Window           Window           Window           Window           Window          Window          Window
Rate (% CDR) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months) WAL(yrs)(months)WAL(yrs)(months)WAL(yrs)(months)

   0%        8.77    281      4.55    281      3.56    281      2.68    281     2.41    281      2.05     281     1.53   281
  10%        9.86    115      5.36    135      4.22    123      3.13    110     2.79    104      2.32      95     1.66    77
  16%        8.27     76      6.42    121      5.02    113      3.69    103     3.26    100      2.68      93     1.87    80
  20%        8.23     76      7.35     55      5.72    108      4.16    100     3.66     97      2.98      92     2.04    81
  24%        8.23     76      6.76     39      6.60    104      4.74     97     4.15     94      3.35      90     2.25    82
  30%        8.23     76      6.58     36      6.29     29      5.91     93     5.13     91      4.08      88     2.64    82


(1)   The weighted average life of each of the Certificates is determined by
      (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Original Certificate Principal Balance.

(2) The window of the Certificates is number of months during which principal is repaid.

COLLATERAL SUMMARY

TOTAL NUMBER OF LOANS                                                        6,663
AGGREGATE LOAN PRINCIPAL BALANCE                                   $149,678,057.53
AVERAGE LOAN PRINCIPAL BALANCE                                          $22,464.06
AVERAGE CREDIT LIMIT                                                    $34,115.24
AVERAGE CREDIT UTILIZATION RATE                                             67.71%
WEIGHTED AVERAGE COUPON (1)                                                  6.22%
WEIGHTED AVERAGE MARGIN                                                      2.23%
WEIGHTED AVERAGE REMAINING TERM (MOS)                                          281
WEIGHTED AVERAGE SEASONING (MOS)                                                 1
WEIGHTED AVERAGE LIFE CAP                                                   17.81%
WEIGHTED AVERAGE CLTV                                                       81.76%
WEIGHTED AVERAGE SECOND MTG. RATIO                                          23.59%
   (FOR LOANS IN SECOND LIEN POSITION ONLY)
LIEN POSITION (FIRST/SECOND)                                        4.50% / 95.50%

PROPERTY TYPE
     SINGLE FAMILY                                                          88.24%
     TWO TO FOUR FAMILY                                                      0.43%
     CONDO                                                                   2.36%
     PUD                                                                     8.97%

OCCUPANCY STATUS
         OWNER OCCUPIED                                                     97.78%
     SECOND HOME                                                             0.52%
     INVESTMENT                                                              1.71%

GEOGRAPHIC DISTRIBUTION:                            California - South:     20.12%
OTHER STATE ACCOUNT INDIVIDUALLY FOR LESS           California - North:     10.15%
THAN 4% OF THE INITIAL POOL BALANCE                        Washington:       6.12%
                                                             Michigan:       4.95%
                                                             Colorado:       4.57%
                                                              Florida:       4.45%
Days Delinquent (as of 7/31/97)                                Current:     99.91%
                                                              30+ days:      0.09%


(1) As of the Statistic Calculation Date, 93.95% of the loans were subject to an introductory rate of 5.99%. This represents 92.27% of the loans by Statistical Calculation Date Principal Balance.